Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 19, 2002, in the Registration Statement (Form S-11 Registration No. 333-114602) and related Prospectus of Capital Lodging for the registration of shares of its common stock.

/S/    ERNST & YOUNG LLP

Dallas, Texas

May 27, 2004